Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2023 RESULTS

HIGHLIGHTS
•Consolidated full year revenue growth of 7%.
•Consolidated Cash from Operations of $365 million and $221 million of Embedded Cash Flow.1
•Topgolf business delivers full year 1% Same Venue Sales growth and positive Free Cash Flow.
•Golf Equipment maintained strong U.S. market share in 2023 including #1 in Total Clubs, Woods, Drivers, Fairway Woods, Hybrids, and Irons. Paradym was the #1 model in Drivers and Fairway Woods in 2023.
•Active Lifestyle segment revenue grew over 9%.
CARLSBAD, CA /February 13, 2024/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”) (NYSE: MODG) announced its financial results for the fourth quarter ended December 31, 2023.
“I am very pleased with our fourth quarter results, which included revenue growth in each of our operating segments, culminating in consolidated revenue growth of over 5% and almost doubling our Adjusted EBITDA1,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “In addition, we achieved an important financial milestone this year becoming free cash flow positive both on a consolidated basis and at Topgolf - well ahead of our plan at the time of the merger.”

“We have good momentum as we enter 2024,” continued Mr. Brewer. “In our golf equipment segment, we finished the year with the #1 U.S. market share for total clubs, woods, drivers, fairway woods, hybrids and irons and our new 2024 product line is our best yet, receiving accolades from the trade, the tour and consumers alike. We also finished 2023 with high single digit revenue growth in our active lifestyle segment, including double-digit revenue and Adjusted EBITDA growth at Travis Mathew. At Topgolf, Same Venue Sales outperformed expectations in Q4, as a result of a stronger-than-anticipated holiday season and finished the full year at + 1%. The Topgolf business also opened 11 new venues in 2023 and acquired the BigShots franchise in the fourth quarter, while meaningfully expanding venue-level margins. Looking ahead, despite a potentially softer consumer environment this year, given the strength of our businesses and the record participation and influx of new entrants into the modern golf ecosystem, for 2024 we expect further growth in revenue and Adjusted EBITDA as well as continued solid cash flow generation.”

1 Non-GAAP measure. Please see “Additional Information and Disclosures—Non-GAAP Information” and reconciliations below.

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and twelve months ended December 31, 2023 and 2022:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Net revenues	$897.1	$851.3	$45.8	5.4%	$4,284.8	$3,995.7	$289.1	7.2%
Income (loss) from operations	(32.6)	(34.7)	2.1	(6.1)%	237.7	256.8	(19.1)	(7.4)%
Other expense, net	(51.7)	(41.5)	(10.2)	24.6%	(202.9)	(114.9)	(88.0)	76.6%
Income (loss) before taxes	(84.3)	(76.2)	(8.1)	10.6%	34.8	141.9	(107.1)	(75.5)%
Income tax benefit	(7.2)	(3.5)	(3.7)	105.7%	(60.2)	(16.0)	(44.2)	276.3%
Net income (loss)	$(77.1)	$(72.7)	$(4.4)	6.1%	$95.0	$157.9	$(62.9)	(39.8)%
Earnings (loss) per share - diluted	$(0.42)	$(0.39)	$(0.03)	7.7%	$0.50	$0.82	$(0.32)	(39.0)%

NON-GAAP RESULTS
Non-GAAP results exclude certain non-recurring and non-cash adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended December 31,					Twelve Months Ended December 31,
	2023	2022	$ Change	% Change	Constant Currency vs. 2022	2023	2022	$ Change	% Change	Constant Currency vs. 2022
Net revenues	$897.1	$851.3	$45.8	5.4%	4.8%	$4,284.8	$3,995.7	$289.1	7.2%	7.9%
Income (loss) from operations	(6.6)	(24.9)	18.3	(73.5)%	(64.4)%	300.1	297.3	2.8	0.9%	6.5%
Other expense, net	(51.7)	(40.3)	(11.4)	28.3%		(191.5)	(110.0)	(81.5)	74.1%
Income (loss) before taxes	(58.3)	(65.2)	6.9	(10.6)%		108.6	187.3	(78.7)	(42.0)%
Income tax provision (benefit)	(2.1)	(14.4)	12.3	(85.4)%		15.6	29.1	(13.5)	(46.4)%
Net income (loss)	$(56.2)	$(50.8)	$(5.4)	10.6%		$93.0	$158.2	$(65.2)	(41.2)%
Earnings (loss) per share - diluted	$(0.30)	$(0.27)	$(0.03)	11.1%		$0.49	$0.82	$(0.33)	(40.2)%
Adjusted EBITDA	$69.8	$36.6	$33.2	90.7%	84.5%	$596.6	$558.1	$38.5	6.9%	9.8%
FOURTH QUARTER 2023 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net revenues grew 5.4%, as a result of revenue growth across each of its operating segments. More specifically, revenue grew 7% at Topgolf, 5% in the Golf Equipment segment, and 3% in the Active Lifestyle segment.

The Company typically reports an operating loss in the fourth quarter due to the seasonality of its businesses, but that loss was better in the fourth quarter of this year compared to last year. On a GAAP basis, loss from operations improved 6.1%. On a non-GAAP basis, loss from operations improved 73.5%. The improvements were generally driven by the increased revenue as well as increased segment operating income at Topgolf and the Active Lifestyle businesses.

Net loss increased 6.1% on a GAAP basis and 10.6% a non-GAAP basis. This increase was primarily attributable to a $15.3 million increase in interest expense related to additional term loan debt and increased venue financing interest, partially offset by the improvement in operating loss.

Adjusted EBITDA grew 90.7%, driven primarily by revenue growth in each of our three segments and significant improvement in operational efficiencies at Topgolf.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the three and twelve months ended December 31, 2023 and 2022:

(in millions, except percentages)	Three Months Ended December 31,			Constant Currency vs. 2022(1)	Twelve Months Ended December 31,			Constant Currency vs. 2022(1)
	2023	2022	% Change	% Change	2023	2022	% Change	% Change
Topgolf	$439.0	$409.5	7.2%	7.0%	$1,761.0	$1,549.0	13.7%	13.7%
Golf Equipment	199.4	190.0	4.9%	4.6%	1,387.5	1,406.6	(1.4)%	0.1%
Active Lifestyle	258.7	251.8	2.7%	1.3%	1,136.3	1,040.1	9.2%	9.7%
Net Revenues	$897.1	$851.3	5.4%	4.8%	$4,284.8	$3,995.7	7.2%	7.9%
(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the three and twelve months ended December 31, 2023 and 2022:

(in millions, except percentages)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	Change		2023	2022	Change
Topgolf	$23.1	$2.5	n/m		$108.8	$76.8	41.7%
% of segment revenue	5.3%	0.6%	470	bps	6.2%	5.0%	120	bps
Golf Equipment	(19.9)	0.7	n/m		193.3	251.4	(23.1)%
% of segment revenue	(10.0)%	0.4%	n/m		13.9%	17.9%	(400)	bps
Active Lifestyle	20.2	0.1	n/m		117.0	77.4	51.2%
% of segment revenue	7.8%	—%	780	bps	10.3%	7.4%	290	bps
Total Segment Operating Income	$23.4	$3.3	n/m		$419.1	$405.6	3.3%
% of total segment revenue	2.6%	0.4%	220	bps	9.8%	10.2%	(40)	bps
Constant Currency Total Segment Operating Income			n/m				7.4%

FOURTH QUARTER 2023 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Topgolf
•Segment revenue increased $29.5 million or 7.2%, to $439.0 million, driven primarily by new venues.
•Same Venue Sales of -3% was better than our guidance, driven by better-than-expected performance in our 1- and 2-Bay consumer business.
•Segment operating income increased $20.6 million to $23.1 million and Segment Adjusted EBITDA increased $30.0 million, or 69.4%, to $73.2 million primarily due to increased revenues and improved operational efficiencies in the venues.
Golf Equipment
•Segment revenue increased $9.4 million or 4.9% to $199.4 million, primarily due to Q4 2023 golf club launches partially offset by a decrease in golf ball sales as the Company prepared for its new Chrome Tour ball to launch in early 2024.

•Segment operating income decreased $20.6 million due to lower production volumes in the second half of 2023, as expected, resulting in unfavorable cost absorption and a return to more normalized promotional levels as compared to the prior year.
Active Lifestyle
•Segment revenue increased $6.9 million or 2.7% to $258.7 million, driven by growth at TravisMathew.
•Segment operating income increased $20.1 million driven by increases in revenue and gross margin as a result of a higher mix of direct-to-consumer business and lower input costs.
FULL YEAR 2023 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Topgolf
•Segment revenue increased $212.0 million, or 13.7%, compared to 2022, driven by continued successful new venue openings and Same Venue Sales growth of 1%.
•Segment operating income increased $32.0 million, or 41.7%, to $108.8 million, and segment Adjusted EBITDA increased $68.9 million (or 29.3%) to $304.3 million, as compared to 2022, due to new venue openings, growth in existing venues and further operational efficiencies in the venue business which drove further increases in venue-level margin.
•Opened 11 new owned and operated Topgolf venues and acquired 1 additional owned venue through the BigShots acquisition.
Golf Equipment
•Segment revenue decreased $19.1 million, or 1.4%, (0.1% on a constant currency basis), as a result of unfavorable changes in foreign currency rates and record high revenue in 2022 resulting from a post-pandemic inventory fill-in at retail.
•Segment operating income decreased $58.1 million, or 23.1%, primarily due to the lower revenues, lower production volumes in the second half of 2023 resulting in unfavorable cost absorption, a return to more normal levels of promotional activity and unfavorable changes in foreign currency rates.
Active Lifestyle
•Segment revenue increased $96.2 million, or 9.2%, driven primarily by double digit growth at TravisMathew.
•Segment operating income increased $39.6 million, or 51.2%, driven by continued brand momentum and a higher mix of direct-to-consumer sales and lower freight costs.
The following is a reconciliation of total segment operating income to income before income taxes for the three and twelve months ended December 31, 2023 and 2022:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2023	2022	$ Change	2023	2022	$ Change
Total segment operating income:	$23.4	$3.3	$20.1	$419.1	$405.6	$13.5
Reconciling items(1)	(56.0)	(38.0)	(18.0)	(181.4)	(148.8)	(32.6)
Income (loss) from operations	(32.6)	(34.7)	2.1	237.7	256.8	(19.1)
Interest expense, net	(56.6)	(42.5)	(14.1)	(210.2)	(142.8)	(67.4)
Other income, net	4.9	1.0	3.9	7.3	27.9	(20.6)
Income (loss) before income taxes	$(84.3)	$(76.2)	$(8.1)	$34.8	$141.9	$(107.1)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

FULL YEAR 2023 BALANCE SHEET AND CASH FLOW HIGHLIGHTS
•Inventory decreased $164.8 million year-over-year to $794.4 million. By segment, Golf Equipment and Active Lifestyle inventory decreased by over $100.0 million and $60.0 million, respectively. Topgolf inventory increased modestly as result of the addition of 11 new owned and operated venues.

•Cash and cash equivalents increased $213.3 million to $393.5 million. Global cash and availability increased $327.3 million to $742.6 million largely due to the increased borrowings under the Company’s new Term loan B in March 2023.

•Total cash provided by operations was $364.7 million compared to cash used in operations of $35.1 million in the prior year due to significant improvements in working capital. Free Cash Flow and Embedded Cash Flow were $160 million and $221 million, respectively, both ahead of expectations.

BUSINESS OUTLOOK
The Company’s 2024 outlook reflects a potentially softer consumer environment in 2024 and approximately $20 million in pre-tax income headwinds related to foreign currency. Despite these headwinds, the Company expects growth in revenue, Adjusted EBITDA and Embedded Cash Flow given the strength of its three operating segments and the momentum the Company has entering 2024, including the strength of the Company's new golf equipment product line. The 2024 projections set forth below are based on the Company’s best estimates at this time.

2024 FULL YEAR OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2024 Current Estimate	2023 As Reported
Consolidated Net Revenues(1)	$4,515 - $4,555	$4,285
Topgolf Revenue	Approx. $1,960	$1,761
Topgolf Same Venue Sales Growth	Approx. Flat	1%
Consolidated Adjusted EBITDA(2)	$620 - 640	$597
Topgolf Adjusted EBITDA	Approx. $350	$304
Non-GAAP Diluted Earnings per Share	$0.26 - $0.34	$0.49
Shares Outstanding	Approx. 202	201

(1) 2024 includes an estimated $10 million unfavorable year-over-year foreign currency impact on revenue and an estimated $6.5 million unfavorable foreign currency impact on profit translation. 2023 As Reported amounts include $13.4 million in positive hedge gains.

2024 FIRST QUARTER OUTLOOK
(in millions)
	Q1 2024 Estimate	Q1 2023 Reported Results
Consolidated Net Revenues(1)	$1,140 - $1,160	$1,167
Consolidated Adjusted EBITDA	$130 - $140	$157

(1) 2024 estimates include approximately $6 million of unfavorable foreign currency impact on revenue and approximately $3 million of unfavorable foreign currency impact on profit translation. Q1 2023 As Reported amounts include minimal hedge gains.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, February 13, 2023, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization and depreciation of acquired intangible assets and purchase accounting adjustments. For 2023, non-recurring items include charges related to the impairment and abandonment of the Shankstars media game, legal costs and credit agency fees relating to, and debt modification costs in connection with, the 2023 debt refinancing, IT integration and implementation costs stemming from acquisitions, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments and costs related to a cybersecurity incident. For 2022, non-recurring items include legal costs and credit agency fees related to a postponed debt refinancing, IT integration and implementation costs associated with new ERP systems primarily related to the Topgolf merger and non-cash asset write-downs associated with Jack Wolfskin retail operations in Russia and the closure of a pre-merger Topgolf concept location.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

Embedded Cash Flow. The Company defines Embedded Cash Flow as Free Cash Flow, less growth capital expenditures. The Company defines growth capital expenditures as capital expenditures related to the opening of additional Topgolf venues, net of proceeds from lease financing and proceeds from government grants or, in the case of other brands, related to new store openings and expansions.

Free Cash Flow. The Company defines Free Cash Flow as cash flows from operating activities, less capital expenditures net of proceeds from lease financing and net of proceeds from government grants.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share, and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on GAAP financial measures.

Definitions
Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) first quarter and full year 2024 guidance (including net revenues, Topgolf revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, free cash flow, non-GAAP diluted earnings per share, same venue sales growth, and diluted shares outstanding), performance against long-term financial targets, including Topgolf venue profitability, strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all;the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour ("WGT"). "Modern Golf" is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
(760) 931-1771
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$393.5	$180.2
Restricted cash	0.8	19.1
Accounts receivable, net	200.5	167.3
Inventories	794.4	959.2
Other current assets	238.9	193.1
Total current assets	1,628.1	1,518.9
Property, plant and equipment, net	2,156.5	1,809.6
Operating lease right-of-use assets, net	1,410.1	1,419.1
Goodwill and intangible assets, net	3,494.2	3,487.4
Other assets, net	431.7	355.4
Total assets	$9,120.6	$8,590.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$480.5	$580.0
Accrued employee compensation and benefits	113.1	135.2
Asset-based credit facilities	54.7	219.3
Operating lease liabilities, short-term	86.4	76.4
Construction advances	59.3	35.4
Deferred revenue	110.9	94.9
Other current liabilities	42.7	35.0
Total current liabilities	947.6	1,176.2
Long-term debt, net	1,518.2	1,176.3
Long-term operating leases	1,433.4	1,437.5
Deemed landlord financing obligations, long-term	980.0	658.0
Deferred taxes, net	36.7	117.5
Other long-term liabilities	326.5	250.6
Total shareholders’ equity	3,878.2	3,774.3
Total liabilities and shareholders’ equity	$9,120.6	$8,590.4

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net revenues:
Products	$461.9	$447.2	$2,540.1	$2,465.5
Services	435.2	404.1	1,744.7	1,530.2
Total net revenues	897.1	851.3	4,284.8	3,995.7
Costs and expenses:
Cost of products	276.9	258.1	1,443.9	1,400.6
Cost of services, excluding depreciation and amortization	45.4	47.7	186.8	184.0
Other venue expense	317.6	296.7	1,252.3	1,076.9
Selling, general and administrative expense	246.0	250.2	1,036.6	970.6
Research and development expense	34.2	21.0	101.6	76.4
Venue pre-opening costs	9.6	12.3	25.9	30.4
Total costs and expenses	929.7	886.0	4,047.1	3,738.9
Income (loss) from operations	(32.6)	(34.7)	237.7	256.8
Interest expense, net	(56.6)	(42.5)	(210.2)	(142.8)
Other income, net	4.9	1.0	7.3	27.9
Income (loss) before taxes	(84.3)	(76.2)	34.8	141.9
Income tax benefit	(7.2)	(3.5)	(60.2)	(16.0)
Net income (loss)	$(77.1)	$(72.7)	$95.0	$157.9

Earnings (loss) per common share:
Basic	$(0.42)	$(0.39)	$0.51	$0.85
Diluted	$(0.42)	$(0.39)	$0.50	$0.82
Weighted-average common shares outstanding:
Basic	184.4	184.9	185.0	184.9
Diluted	184.4	184.9	201.1	201.3

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$95.0	$157.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	239.7	192.8
Non-cash interest on financing and deemed landlord financed leases	22.8	13.8
Amortization of debt discount and issuance costs	6.5	9.8
Impairment loss	11.7	5.5
Deferred taxes, net	(88.9)	(31.0)
Non-cash share-based compensation	46.7	47.0
Unrealized net gains on hedging instruments and foreign currency	8.7	17.5
Loss on debt modification	10.5	—
Other	1.4	(2.9)
Changes in assets and liabilities, net	10.6	(445.5)
Net cash provided by (used in) operating activities	364.7	(35.1)

Cash flows from investing activities:
Capital expenditures	(482.0)	(532.3)
Asset acquisitions, net of cash acquired	(31.2)	—
Business combinations	(29.7)	—
Investment in golf-related ventures	(2.5)	—
Acquisition of intangible assets	(0.8)	(3.2)
Proceeds from government grants	3.0	—
Proceeds from sale of property and equipment	0.3	—
Proceeds from sale of investment in golf-related ventures	—	0.4
Net cash used in investing activities	(542.9)	(535.1)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	1,224.8	176.8
Repayments of long-term debt	(794.5)	(96.6)
(Repayments of) proceeds from credit facilities, net	(272.4)	213.0
Debt issuance costs	(1.8)	(0.2)
Repayments of financing leases	(2.8)	(2.7)
Proceeds from lease financing	274.3	175.7
Exercise of stock options	4.2	0.7
Acquisition of treasury stock	(56.0)	(35.8)
Payment on contingent earn-out obligation	—	(5.6)
Net cash provided by financing activities	375.8	425.3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.2)	(9.4)
Net increase (decrease) in cash, cash equivalents and restricted cash	195.4	(154.3)
Cash, cash equivalents and restricted cash at beginning of period	203.4	357.7
Cash, cash equivalents and restricted cash at end of period	$398.8	$203.4
Less: restricted cash(1)	(5.3)	(23.2)
Cash and cash equivalents at end of period	$393.5	$180.2

(1) Includes $0.8 million and $19.1 million of short-term restricted cash and $4.5 million and $4.1 million of long-term restricted cash included in other assets for the periods ended December 31, 2023 and 2022, respectively.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$422.2	$387.7	$34.5	8.9%	8.7%
Topgolf other business lines	16.8	21.8	(5.0)	(22.9%)	(23.9%)
Golf Clubs	160.2	137.5	22.7	16.5%	16.2%
Golf Balls	39.2	52.5	(13.3)	(25.3%)	(25.7%)
Apparel	181.9	175.0	6.9	3.9%	2.6%
Gear, Accessories & Other	76.8	76.8	—	—%	(1.8%)
Total net revenues	$897.1	$851.3	$45.8	5.4%	4.8%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Three Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$646.3	$603.3	$43.0	7.1%	7.1%
Europe	117.3	119.7	(2.4)	(2.0%)	(7.4%)
Asia	112.8	112.8	—	—%	1.1%
Rest of world	20.7	15.5	5.2	33.5%	34.2%
Total net revenues	$897.1	$851.3	$45.8	5.4%	4.8%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$439.0	$409.5	$29.5	7.2%	7.0%
Golf Equipment	199.4	190.0	9.4	4.9%	4.6%
Active Lifestyle	258.7	251.8	6.9	2.7%	1.3%
Total net revenues	$897.1	$851.3	$45.8	5.4%	4.8%

Segment operating income:
Topgolf	$23.1	$2.5	$20.6	n/m
Golf Equipment	(19.9)	0.7	(20.6)	n/m
Active Lifestyle	20.2	0.1	20.1	n/m
Total segment operating income	23.4	3.3	20.1	n/m
Corporate G&A and other(2)	(56.0)	(38.0)	(18.0)	47.4%
Total operating loss	(32.6)	(34.7)	2.1	(6.1%)
Interest expense, net	(56.6)	(42.5)	(14.1)	33.2%
Other income, net	4.9	1.0	3.9	n/m
Total loss before income taxes	$(84.3)	$(76.2)	$(8.1)	10.6%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Twelve Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$1,692.6	$1,477.1	$215.5	14.6%	14.6%
Topgolf other business lines	68.4	71.9	(3.5)	(4.9%)	(4.0%)
Golf Clubs	1,073.5	1,097.1	(23.6)	(2.2%)	(0.5%)
Golf Balls	314.0	309.5	4.5	1.5%	2.2%
Apparel	713.2	631.7	81.5	12.9%	13.5%
Gear, Accessories & Other	423.1	408.4	14.7	3.6%	3.8%
Total net revenues	$4,284.8	$3,995.7	$289.1	7.2%	7.9%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Twelve Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$3,081.4	$2,798.0	$283.4	10.1%	10.1%
Europe	540.6	537.4	3.2	0.6%	(1.0%)
Asia	531.9	545.4	(13.5)	(2.5%)	2.7%
Rest of world	130.9	114.9	16.0	13.9%	19.0%
Total net revenues	$4,284.8	$3,995.7	$289.1	7.2%	7.9%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Twelve Months Ended December 31,		Growth/(Decline)		Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$1,761.0	$1,549.0	$212.0	13.7%	13.7%
Golf Equipment	1,387.5	1,406.6	(19.1)	(1.4%)	0.1%
Active Lifestyle	1,136.3	1,040.1	96.2	9.2%	9.7%
Total net revenues	$4,284.8	$3,995.7	$289.1	7.2%	7.9%

Segment operating income:
Topgolf	$108.8	$76.8	$32.0	41.7%
Golf Equipment	193.3	251.4	(58.1)	(23.1%)
Active Lifestyle	117.0	77.4	39.6	51.2%
Total segment operating income	419.1	405.6	13.5	3.3%
Corporate costs and expenses(2)	(181.4)	(148.8)	(32.6)	21.9%
Total operating income	237.7	256.8	(19.1)	(7.4%)
Interest expense, net	(210.2)	(142.8)	(67.4)	47.2%
Other income, net	7.3	27.9	(20.6)	(73.8%)
Total income before income taxes	$34.8	$141.9	$(107.1)	(75.5%)

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$897.1	$—	$—	$—	$897.1	$851.3	$—	$—	$—	$851.3
Total costs and expenses	929.7	4.9	21.1	—	903.7	886.0	6.7	3.1	—	876.2
Loss from operations	(32.6)	(4.9)	(21.1)	—	(6.6)	(34.7)	(6.7)	(3.1)	—	(24.9)
Other expense, net	(51.7)	—	—	—	(51.7)	(41.5)	(0.9)	(0.3)	—	(40.3)
Loss before income taxes	(84.3)	(4.9)	(21.1)	—	(58.3)	(76.2)	(7.6)	(3.4)	—	(65.2)
Income tax (benefit) provision	(7.2)	(1.2)	(5.0)	1.1	(2.1)	(3.5)	(1.8)	(0.9)	13.6	(14.4)
Net loss	$(77.1)	$(3.7)	$(16.1)	$(1.1)	$(56.2)	$(72.7)	$(5.8)	$(2.5)	$(13.6)	$(50.8)
Loss per share - diluted	$(0.42)	$(0.02)	$(0.09)	$(0.01)	$(0.30)	$(0.39)	$(0.03)	$(0.01)	$(0.08)	$(0.27)
Weighted-average shares outstanding - diluted	184.4	184.4	184.4	184.4	184.4	184.9	184.9	184.9	184.9	184.9
(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments related to acquisitions.
(2) Primarily includes $12.7 million of total charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, $6.5 million of total reorganization costs in the Topgolf and Active Lifestyle segments, and $0.9 million in IT costs related to a cybersecurity incident.

(3) Release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $2.4 million of IT integration and implementation costs primarily related to the Topgolf merger, and $0.9 million of reorganization expenses at Topgolf.

	Twelve months ended December 31,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$4,284.8	$—	$—	$—	$4,284.8	$3,995.7	$—	$—	$—	$3,995.7
Total costs and expenses	4,047.1	24.9	37.5	—	3,984.7	3,738.9	25.0	15.5	—	3,698.4
Income (loss) from operations	237.7	(24.9)	(37.5)	—	300.1	256.8	(25.0)	(15.5)	—	297.3
Other expense, net	(202.9)	(0.6)	(10.8)	—	(191.5)	(114.9)	(3.7)	(1.2)	—	(110.0)
Income (loss) before income taxes	34.8	(25.5)	(48.3)	—	108.6	141.9	(28.7)	(16.7)	—	187.3
Income tax (benefit) provision	(60.2)	(6.1)	(11.4)	(58.3)	15.6	(16.0)	(6.9)	(3.8)	(34.4)	29.1
Net income (loss)	$95.0	$(19.4)	$(36.9)	$58.3	$93.0	$157.9	$(21.8)	$(12.9)	$34.4	$158.2
Earnings (loss) per share - diluted(5)	$0.50	$(0.10)	$(0.18)	$0.29	$0.49	$0.82	$(0.11)	$(0.06)	$0.17	$0.82
Weighted-average shares outstanding - diluted	201.1	201.1	201.1	201.1	201.1	201.3	201.3	201.3	201.3	201.3
(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments related to acquisitions.
(2) Primarily includes $12.7 million in total charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, $12.3 million of total reorganization costs in the Topgolf and Active Lifestyle segments, $13.7 million in total charges related to our 2023 debt modification, $4.2 million in IT integration and implementation costs primarily related to the Topgolf merger, and $2.4 million in costs related to a cybersecurity incident.

(3) Related to the release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $5.7 million in non-cash asset write-downs related to the suspension of our Jack Wolfskin retail operations in Russia and the closure of a pre-merger Topgolf concept location, $5.9 million in IT integration and implementation costs primarily related to the Topgolf merger, and $3.6 million in legal and credit agency fees related to a postponed debt refinancing, and $0.9 million for reorganization expenses.

(5) Diluted earnings per share calculated using the if-converted method, which excludes periodic interest expense related to the 2020 convertible notes from the calculation of net income for the purpose of calculating diluted earnings per share.

TOPGOLF CALLAWAY BRANDS CORP.
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
(Unaudited)

	2023 Trailing Twelve Month Adjusted EBITDA					2022 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2023	2023	2023	2023	Total	2022	2022	2022	2022	Total
Net income (loss)	$25.0	$117.4	$29.7	$(77.1)	$95.0	$86.7	$105.4	$38.5	$(72.7)	$157.9
Interest expense, net	49.6	51.7	52.3	56.6	210.2	31.4	32.5	36.4	42.5	142.8
Income tax (benefit) provision	(4.2)	(45.8)	(3.0)	(7.2)	(60.2)	(15.7)	2.9	0.3	(3.5)	(16.0)
Non-cash depreciation and amortization expense	56.1	58.6	61.0	64.0	239.7	42.5	48.9	48.4	53.0	192.8
Non-cash stock compensation and stock warrant expense, net	12.5	12.3	13.2	8.4	46.4	14.5	11.6	10.3	9.7	46.1
Non-cash lease amortization expense	4.6	4.4	4.5	4.4	17.9	3.5	6.6	4.4	4.5	19.0
Acquisitions & non-recurring items, before taxes(1)	13.7	7.6	5.6	20.7	47.6	6.9	(0.6)	6.1	3.1	15.5
Adjusted EBITDA	$157.3	$206.2	$163.3	$69.8	$596.6	$169.8	$207.3	$144.4	$36.6	$558.1

(1) In 2023, amounts include charges related to the impairment and abandonment of the Shankstars media game, charges in connection with the 2023 debt modification, IT integration and implementation costs stemming primarily from the merger with Topgolf, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments, and costs related to a cybersecurity incident. In 2022, amounts include non-cash asset write-downs associated with the Jack Wolfskin retail operations in Russia and the closure of a pre-merger Topgolf concept location, both due to business decisions to exit those businesses, costs associated with the implementation of new IT systems for Topgolf, and legal costs and credit agency fees related to a postponed debt refinancing.

Reconciliation of Consolidated Non-GAAP Free Cash Flow & Embedded Cash Flow	Twelve Months Ended December 31, 2023
	2023	2022
GAAP cash flows from operations (1)	$364.7	$(35.1)
Less: capital expenditures (1)	(482.0)	(532.3)
Add: proceeds from financing arrangements & government grants(1)	277.3	175.7
Consolidated Non-GAAP Free Cash Flow	$160.0	$(391.7)
Growth capital expenditures, net of proceeds and reimbursements(2)	61.2	202.6
Consolidated Non-GAAP Embedded Cash Flow(2)	$221.2	$(189.1)

(1) Source: Consolidated statement of cash flows within the Company’s annual report on Form 10-K.
(2) See additional information and disclosures for definitions of Growth Capital Expenditures and Non-GAAP Embedded Cash Flows.

TOPGOLF CALLAWAY BRANDS CORP.
TOPGOLF NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

Reconciliation of Topgolf Adjusted Segment EBITDA	Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2023
	2023	2022	2023	2022

Topgolf Segment operating income(1):	$23.1	$2.5	$108.8	$76.8
Non-GAAP depreciation and amortization expense	45.4	34.5	164.9	125.2
Non-cash stock compensation expense	0.5	1.5	12.9	15.2
Non-cash lease amortization expense	3.9	4.8	17.1	19.6
Other expense (income), net	0.3	(0.1)	0.6	(1.4)
Topgolf Adjusted Segment EBITDA	$73.2	$43.2	$304.3	$235.4

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.